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                                                                   Exhibit 10.35


                            RETENTION BONUS AGREEMENT
                            -------------------------

         This Retention Bonus Agreement (the "Agreement") is made this ___ day of November, 2001, by and between ______________ (the "Executive"), a resident of _______ and Digex, Incorporated ("Digex"), a corporation organized under the laws of the State of Delaware, with its principal place of business at One Digex Plaza, Beltsville, Maryland 20705, and its subsidiaries and affiliates (collectively the "Company"). The signatories to this Agreement will be referred to jointly as the "Parties."

                                    Preamble
                                    --------

          WHEREAS, in addition to the Executive's base salary and any performance bonus or such other payment that the Company may from time to time approve, the Company desires to create an incentive for the Executive to remain actively employed with the Company, and/or its subsidiaries, affiliates or successors through and including November 1, 2003.

         NOW, THEREFORE, in reliance on the representations herein and in consideration of the mutual promises, covenants and obligations herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1.0    Retention Bonus
                ---------------

         1.1 The Company agrees to pay the Executive a sum equal to [$_________] (the "Retention Bonus") provided that the Executive is actively employed with the Company through and including November 1, 2003. The Executive shall not receive the Retention Bonus, or otherwise be entitled to any pro-rata payment thereof, in the event that the Executive's employment with the Company terminates at any time prior to November 1, 2003, by reason of termination with cause, resignation for any reason, or termination resulting from constructive discharge by the Company. The Executive's service requirement under this Agreement will not be affected by any change of control, sale of assets, sale of stock, merger, share exchange, consolidation, business combination, reorganization or change in capitalization of, or involving, the Company. In the event of the Executive's termination without cause, permanent disability or death, the Retention Bonus shall be payable to the Executive or his/her estate.

         1.2 For purposes of this Agreement only, the phrase "termination with cause" means termination of employment for (a) dishonesty, including but not limited to, embezzlement or misrepresentation of Company funds; (b) fraud or other wrongdoing against the Company; (c) conviction of a crime of moral turpitude; (d) violation of the Company's standards of conduct or business ethics policies or practices; (e) malicious destruction of Company property; (f) improper disclosure of confidential and/or proprietary information relating to the Company or entrusted to the Company by a client, customer, or other third party; (g) engaging in or working for a business or entity in competition with the Company; and (h) violation of a law governing the workplace or a material violation of Company policies or practices relating to employee conduct. For purposes of this Agreement only, termination by reason of lay-off, a reduction-in-force, or a reorganization resulting in loss of the Executive's employment shall not constitute termination with cause.



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         1.3    Subject to the terms and conditions contained in Paragraph 1.1 of this Agreement, the Retention Bonus shall be payable on November 1, 2003, or upon the Executive's termination without cause, death or permanent disability.

         2.0    No Guarantee of Employment
                --------------------------

         2.1 Nothing in this Agreement shall alter the at-will employment status of the Executive, nor be construed as a contract of employment or service relationship between the Company and the Executive, or as a contractual right of the Executive to continue in the employ of, or in a service relationship with, the Company for any period of time, with any particular level of compensation or benefits or any given position or level of responsibility. The Company has the right to terminate the employment of the Executive at any time with or without cause or notice and whether or not the Executive's termination with cause adversely affects the Executive under this Agreement.

         2.0    Binding Arbitration
                -------------------

         3.1 Any allegation, claim, cause of action, demand or dispute (collectively referred to as a "Dispute"), directly or indirectly related to this Agreement shall be resolved through binding arbitration conducted in accordance with the American Arbitration Association National Rules for the Resolution of Employment Disputes, in effect on the date the demand for arbitration is asserted. In the event that either Party demands arbitration, the Executive and the Company agree that the proceeding shall be the exclusive, final and binding forum for the ultimate resolution of any Dispute, subject to any rights of appeal that either Party may have under the Federal Arbitration Act and/or under applicable state law dealing with the review of arbitration decisions. The Dispute shall be heard and determined by one arbitrator who is either a retired judge or a licensed lawyer, experienced in arbitrating or adjudicating employment-related Disputes.

         4.0    Notices
                -------

         4.1 Any notices required under this Agreement shall be served upon the Parties via telecopier and/or overnight priority mail as follows:

                Notices to the Company:
                One Digex Plaza
                12050 Baltimore Avenue
                Beltsville, Maryland 20705

                Notices to Executive:

                ----------------------------
                ----------------------------

         5.0    Waiver
                ------

                The Executive agrees to waive any legal defenses based on privity of contract or the equitable equivalent thereof concerning this Agreement.

         6.0    Miscellaneous
                -------------


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         6.1    This Agreement is binding not only on the Parties themselves, but also on their successors, assigns, heirs, agents and personal representatives. The rights under this Agreement may not be assigned by either Party without the consent of the other Party.

         6.2 This Agreement constitutes the complete agreement between, and contains all of the promises and undertakings of, the Parties with respect to the Retention Bonus. It may not be revised or modified without the mutual written consent of the Parties.

         6.3 Executive acknowledges and agrees that he has had sufficient time to consider this Agreement and to seek legal advice concerning its meaning.

         6.4 This Agreement shall in all respects be interpreted, enforced, and governed by the laws of the State of Maryland. Any arbitration with respect hereto will be brought in the State of Maryland.

         WHEREFORE, having fully read and understood the terms of this Agreement, the Parties sign their names below with the intention that they shall be bound by it.

                                   On behalf of Digex, Incorporated and its Subsidiaries and Affiliates


__________________________          ____________________________


__________________________          ____________________________
Date                                Date


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